EXHIBIT 10.62

FIFTH AMENDMENT

OF

TAYLOR CAPITAL GROUP, INC.

PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

(Effective as of October 1, 1998)

WHEREAS, Taylor Capital Group, Inc. (the “Company”) maintains the Taylor Capital Group, Inc. Profit Sharing and Employee Stock Ownership Plan (Effective as of October 1, 1998) (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 17.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 18 of the plan (the “Committee”) by subsection 17.1 of the Plan, the Plan is hereby amended in the following particulars:

20. Effective October 1, 1998, by adding the following at the end of subsection 2.1 of the Plan:

“For purposes of this subsection 2.1, an employee’s date of hire shall be the first day on which he performs an hour of service.”

21. Effective January 1, 1999, by substituting the phrase “Code Section 125 or 132(f)(4)” for the phrase “Code Section 125” where the latter appears in subsection 7.1 of the Plan.

22. Effective January 1, 1999, by substituting the following for subparagraph 7.4(b) of the Plan:

“(b)	received compensation from an Employer or any Controlled Group Member in excess of $80,000 for the preceding year.”

23. Effective January 1, 1999, by adding the following at the end of paragraph 11.5(a) of the Plan:

“A hardship distribution (as described in Code Section 401(k)(2)(B)(i)(IV)) shall not be an eligible rollover distribution.”

IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 18th day of December, 2002.

/s/ MELVIN E. PEARL
On behalf of the Committee as Aforesaid